UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) September 27, 2006
Health Grades, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-22019	62-1623449

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Golden Ridge Road, Suite 100, Golden, Colorado,	80401

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (303) 716-0041
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Health Grades, Inc. (“Health Grades”) announced that on September 27, 2006, the Compensation Committee of the Board of Directors of Health Grades approved a grant to Steve Wood, an Executive Vice President of Health Grades, of 30,000 restricted shares of Health Grades common stock. The restricted shares were granted under a performance grant program (the “Performance Grant”), under which grants have been made to other executive officers of Health Grades, and will vest only upon the achievement of performance conditions described below or upon a change of control. The restricted shares underlying the Performance Grant will vest in 25% increments on the achievement of each of the following performance goals:
     (a) Achievement of annual revenues of $60 million;
     (b) Achievement of annual revenues of $80 million;
     (c) Achievement of operating income of $18 million and 30 percent operating margin; and
     (d) Achievement of operating income of $25 million and 30 percent operating margin.
     In addition, in the event of a change of control, the shares underlying the Performance Grant will vest as follows:

The percentage of
Shares underlying the
Performance Grant
If a change of control occurs:	that will vest is:
Within six months following the date of the award	25%
More than six months but less than one year following the date of the award	50%
More than one year but less than two years following the date of the award	75%
More than two years following the date of the award	100%
However, if, in connection with the change of control, our stockholders receive consideration of at least $8.00 per share, all shares underlying the Performance Grant will vest.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH GRADES, INC. (Registrant)
By:	/s/ ALLEN DODGE
Allen Dodge
Executive Vice President/Chief Financial Officer

Dated: October 3, 2006